EXHIBIT INDEX

(h)(9) Copy of Participation Agreement dated October 1, 2002, among Variable Insurance Products Funds, Fidelity Distributors Corporation and IDS Life Insurance Company.

(k)      Consent and Opinion of Counsel.

(l) Actuarial Consent and Opinion of Mark Gorham, F.S.A., M.A.A.A., Vice President, Insurance Product Development.

(m)      Calculations of Illustrations for VUL.

(n) Consent of Independent Auditors for VUL dated April 25, 2003 - Ernst & Young LLP.

(r)(3) Power of Attorney to sign amendments to this Registration Statement dated April 16, 2003.